UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 14, 2007 (August 14, 2007)

Kenexa Corporation
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	000-51358	23-3024013
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 971-9171
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.  Other Events.

On August 14, 2007, the board of directors of Kenexa Corporation, a Pennsylvania corporation (the “Company”), upon the recommendation of the compensation committee of the board of directors, amended the cash compensation paid to each member of the board of directors, other than those who are employees of the Company or employees or partners of the Company’s affiliates.  The non-employee director cash compensation has been increased to the following amounts:  (a) an annual retainer of $35,000 for service on the board of directors; (b) an annual retainer of $6,000 for service as the chair of each of the compensation committee and the nominating and governance committee; (c) an annual retainer of $3,000 for each other member of the compensation committee and the nominating and governance committee; (d) an annual retainer of $12,000 for service as the chair of the audit committee; and (e) an annual retainer of $6,000 for each other member of the audit committee.  The increased retainers were effective as of August 14, 2007.  The Company does not pay its directors cash compensation for attending individual meetings.  The Company does reimburse members of the board of directors for travel, lodging and other reasonable out-of-pocket expenses incurred in attending board and committee meetings.

Also on August 14, 2007, the Company’s board of directors approved the grant of 2,700 shares of restricted stock to each non-employee director under the Kenexa Corporation 2005 Equity Incentive Plan.  The shares of restricted stock will vest in full on the day immediately prior to the date of the 2008 Annual Meeting of Shareholders, provided that such director continues service as a director through such date, and subject to acceleration in the event of a change in control as defined in the 2005 Equity Incentive Plan.

The compensation committee periodically reviews the cash and non-cash compensation that is offered to the Company’s non-employee directors in light of the duties of the directors and the compensation offered by peer companies to their directors. Based upon this review, the Company may from time to time adjust the compensation that offered to its non-employee directors in order to help the Company attract and retain the most qualified individuals to serve on the board of directors.

The foregoing description is qualified by reference to the terms of the form of Form of Restricted Stock Award Agreement under the 2005 Equity Incentive Plan for Non-Employee Directors, a copy of which is attached as Exhibits 10.1 to this Form 8- K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1                           Form of Restricted Stock Award Agreement under the 2005 Equity Incentive Plan (Non-Employee Director)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2007	By:	/s/ DONALD F. VOLK
Donald F. Volk
Chief Financial Officer

EXHIBIT INDEX

10.1                           Form of Restricted Stock Award Agreement under the 2005 Equity Incentive Plan (Non-Employee Director)